Exhibit 15.4

20/F, China Resources Building

8 Jianguomenbei Avenue

Beijing 100005, PRC

T: (86-10) 8519-1300

F: (86-10) 8519-1350

junhebj@junhe.com

April 21, 2017

NetEase, Inc.

Building No. 7, West Zone

Zhongguancun Software Park (Phase II)

No. 10 Xibeiwang East Road, Haidian District

Beijing, People’s Republic of China 100193.

Dear Sirs,

Re: Consent of People’s Republic of China Counsel

We consent to the reference to our firm under the heading “Enforcement of Civil Liabilities” in the annual report on Form 20-F for the year ended December 31, 2016 of NetEase, Inc. to be filed with the Securities and Exchange Commission in the month of April 2017.

Very truly yours,

/s/ Jun He Law Offices
Jun He Law Offices

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